UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

MUSCLEPHARM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANANGEMENTS OF CERTAIN OFFICERS.

Election of New Director

On June 24, 2015, the Board of Directors (the “Board”) of MusclePharm Corporation (the “Company”) appointed Ryan Drexler to its Board of Directors and elected Mr. Drexler as Chairman of the Board.  The Board has determined that Mr. Drexler qualifies as an independent director under the rules of the NASDAQ Stock Market LLC.

Ryan Drexler, Age 44, is currently the Chief Executive Officer of Consac, LLC (“Consac”), a privately held firm that invests in the securities of publicly traded and venture-stage companies. Previously, Mr. Drexler served as President of Country Life Vitamins, a family owned nutritional supplements and natural products company he joined in 1993. In addition to developing strategic objectives and overseeing acquisitions for Country Life, Mr. Drexler created new brands that include the BioChem family of sports and fitness nutrition products. Mr. Drexler negotiated and led the process which resulted in the sale of Country Life in 2007 to the Japanese conglomerate Kikkoman Corp. Mr. Drexler graduated from Northeastern University, where he earned a BA in political science.

There is no family relationship between Mr. Drexler and any of our other officers and directors.  There are no understandings or arrangements between Mr. Drexler and any other person pursuant to which Mr. Drexler was appointed as director. Mr. Drexler will be compensated pursuant to the Company’s Non-Employee Director Compensation Program. The Company believes Mr. Drexler is qualified to serve as a director because of his extensive knowledge of health and nutrition products and his experience as an investor.

Except for the aforementioned appointments and actions, there has been no transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of Mr. Drexler had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

As of the date hereof, Mr. Drexler owns or controls approximately 1.4 million shares of the outstanding common stock of the Company. Prior to appointment of Mr. Drexler to the Board of Directors, Consac entered into a non-disclosure, confidentiality and standstill agreement with the Company.

Employment Agreements

On June 24, 2015, the Company entered into a new executive employment agreement with Brad Pyatt, the Chief Executive Officer of the Company (“Pyatt Agreement”) and Richard Estalella (“Estalella Agreement”), the President of the Company, pursuant to which Mr. Pyatt and Mr. Estalella agreed to serve as the Chief Executive Officer and President of the Company for an initial term of five years.

The Pyatt Agreement is automatically renewed for successive one year terms after the initial five year term unless terminated by either party at least three months prior to the end of the initial five year term or any successive one year term, as applicable. The Company agrees to pay Mr. Pyatt a base salary of $425,000 for 2015, $570,000 for 2016 and $592,000 for 2017 (“Pyatt Base Salary”). The annual adjustments after 2017 shall be determined by the Compensation Committee of the Board (“Compensation Committee”). In addition, Mr. Pyatt is also entitled to receive (i) an annual incentive bonus of up to 125% of the Pyatt Base Salary, based on his substantial performance as determined by the Compensation Committee (“Pyatt Annual Bonus”) and (ii) restricted shares, incentive stock options and/or performance shares or combination thereof to be determined by the Compensation Committee (“Pyatt Long Term Incentive”). The fixed value of the Pyatt Long Term Incentive granted to Mr. Pyatt shall be $817,000 for 2015, $840,000 for 2016 and $873,600 for 2017. In addition to the Pyatt Long Term Incentive, Mr. Pyatt shall be eligible for grants of awards available to senior executive officers of the Company under the Company’s Equity Incentive Plans as the Compensation Committee or the Board of Directors may from time to time determine.

Upon termination of employment for any reason, Mr. Pyatt shall be entitled to: (A) all Pyatt Base Salary earned through the date of termination; (B) any and all reasonable expenses paid or incurred by Mr. Pyatt; (C) any accrued but unused vacation time through the termination date; and (D) any Pyatt Annual Bonuses earned through the date of termination; and (E) all Pyatt Long Term Incentives earned prior to termination. Additionally, if Mr. Pyatt’s employment is terminated prior to expiration of the employment period other than for Cause (as defined in the Pyatt Agreement) or Mr. Pyatt terminates his employment without Good Reason (as defined in the Pyatt Agreement) and other than for a Change in Control (as defined in the Pyatt Agreement), Mr. Pyatt shall be entitled to receive a cash amount equal to 300% of the sum of the Pyatt Base Salary, Pyatt Annual Bonus and Pyatt Long Term Incentive earned during the year immediately preceding the date of termination.

The Pyatt Agreement also contains other standard terms, including but not limited to clawback rights, benefits, and non-competition provisions.

The Estalella Agreement is automatically renewed for successive one year terms after the initial five year term unless terminated by either party at least three months prior to the end of the initial five year term or any successive one year term, as applicable. The Company agrees to pay Mr. Estalella a base salary of $375,000 for 2015, $484,500 for 2016 and $503,880 for 2017 (“Estalella Base Salary”). The annual adjustments after 2017 shall be determined by the Compensation Committee. In addition, Mr. Estalella is also entitled to receive (i) an annual incentive bonus of up to 125% of the Estalella Base Salary, based on his substantial performance as determined by the Compensation Committee (“Estalella Annual Bonus”) and (ii) restricted shares, incentive stock options and/or performance shares or combination thereof to be determined by the Compensation Committee (“Estalella Long Term Incentive”). The fixed value of the Estalella Long Term Incentive granted to Mr. Estalella shall be $695,000 for 2015, $714,000 for 2016 and $742,500 for 2017. In addition to the Estalella Long Term Incentive, Mr. Estalella shall be eligible for grants of awards available to senior executive officers of the Company under the Company’s Equity Incentive Plans as the Compensation Committee or the Board of Directors may from time to time determine.

Upon termination of employment for any reason, Mr. Estalella shall be entitled to: (A) all Estalella Base Salary earned through the date of termination; (B) any and all reasonable expenses paid or incurred by Mr. Estalella; (C) any accrued but unused vacation time through the termination date; and (D) any Estalella Annual Bonuses earned through the date of termination; and (E) all Estalella Long Term Incentives earned prior to termination. Additionally, if Mr. Estalella’s employment is terminated prior to expiration of the employment period other than for Cause (as defined in the Estalella Agreement) or Mr. Estalella terminates his employment without Good Reason (as defined in the Estalella Agreement) and other than for a Change in Control (as defined in the Estalella Agreement), Mr. Estalella shall be entitled to receive a cash amount equal to 200% of the sum of the Estalella Base Salary, Estalella Annual Bonus and Estalella Long Term Incentive earned during the year immediately preceding the date of termination.

The Estalella Agreement also contains other standard terms, including but not limited to clawback rights, benefits, and non-competition provisions.

The foregoing description of the principal terms of the Pyatt Agreement and Estalella Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Pyatt Agreement and Estalella Agreement, which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and, when filed, such Pyatt Agreement and Estalella Agreement shall be incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 25, 2015, the Company issued a press release announcing the appointment of Mr. Drexler to the Board of Directors and the position of Chairman of the Board. A copy of the press release is attached to this report as Exhibit 99.1 and shall not be deemed incorporated by reference into any of the Company’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.

99.1	MusclePharm Corporation Press Release issued June 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: June 25, 2015
	By:	/s/ Brad Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer